SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934  (AMENDMENT  NO.                      )

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec. 240.14a-12

Made2Manage  Systems,  Inc.
(Name  of  Registrant  as  Specified  In  Its  Charter)

Name  of  Person(s)  Filing  Proxy  Statement,  if  other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)  Title  of  each  class  of  securities  to  which  transaction  applies:

(2)  Aggregate  number  of  securities  to  which  transaction  applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed  maximum  aggregate  value  of  transaction:

(5)  Total  fee  paid:

[  ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount  Previously  Paid:

(2)  Form,  Schedule  or  Registration  Statement  No.:

(3)  Filing  Party:

(4)  Date  Filed:

                               [Made2Manage Logo]



Made2Manage  Systems,  Inc.
9002  Purdue  Road
Indianapolis,  IN  46268


March  2,  1998


Dear  Stockholder:

You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Made2Manage Systems, Inc. (the "Company") which will be held at Embassy Suites Hotel - North, 3912 Vincennes Road, Indiananpolis, Indiana on Wednesday, April 22, 1998, at 10:00 a.m. (Eastern Standard Time).

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote for each such proposal.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

We  look  forward  to  seeing  you  at  the  Annual  Meeting.

Sincerely,

/s/  David  B.  Wortman

David  B.  Wortman
President  and  Chief  Executive  Officer



YOUR  VOTE  IS  IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

MADE2MANAGE  SYSTEMS,  INC.

NOTICE  OF  ANNUAL  MEETING  OF  STOCKHOLDERS
TO  BE  HELD  APRIL  22,  1998

The 1998 Annual Meeting of Stockholders of Made2Manage Systems, Inc. (the "Company") will be held at Embassy Suites Hotel - North, 3912 Vincennes Road, Indianapolis, Indiana on Wednesday, April 22, 1998, at 10:00 a.m. (Eastern Standard Time) for the following purposes:

1. To elect directors to serve until the 1999 Annual Meeting of Stockholders, or in each case until their successors have been duly elected and qualified;

2. To approve an amendment to the Made2Manage Systems, Inc. Stock Option Plan (the "Option Plan") to annually increase the number of shares available and reserved for issuance under the Option Plan by 5% of the total number of shares of Common Stock outstanding on the last day of the prior fiscal year plus the total number of shares of Common Stock reserved for issuance upon the exercise of stock options outstanding on the last day of the prior fiscal year; and

3. To act upon such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 2, 1998 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal executive offices of the Company located at 9002 Purdue Road, Indianapolis, Indiana 46268. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy card will assist us in preparing for the meeting.

By  Order  of  the  Board  of  Directors,

/s/  Stephen  R.  Head

Stephen  R.  Head
Secretary

                                       1
PROXY  STATEMENT

ANNUAL  MEETING  AND  PROXY  SOLICITATION  INFORMATION

These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Made2Manage Systems, Inc., an Indiana corporation (the "Company"), for the 1998 Annual Meeting of Stockholders to be held on Wednesday, April 22, 1998, at 10:00 a.m. (Eastern Standard Time), and at any adjournment or postponement thereof (the "Annual Meeting") at the Embassy Suites Hotel - North, 3912 Vincennes Road, Indianapolis, Indiana. These proxy materials were first mailed to stockholders of record beginning on approximately March 22, 1998.

PURPOSE  OF  MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING  RIGHTS  AND  SOLICITATION

Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation, or by properly executing and delivering a proxy bearing a later date, to the Secretary of the Company before the Annual Meeting. Any stockholder present at the Annual Meeting who elects to vote his or her shares in person may also revoke a previously submitted proxy. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail, however, regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or facsimile.

The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 (the "Annual Report") has been mailed concurrently with the mailing of the Notice of the Annual Meeting of Stockholders and this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting is March 2, 1998. At the close of business on the record date, the Company had 4,249,553 outstanding shares of Common Stock, no par value (the "Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a stockholder has specified a choice on the proxy as to the matters coming before the Annual Meeting, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not a proposal has been approved.

At the record date, directors and executive officers of the Company may be deemed to be beneficial owners of an aggregate of 1,320,980 shares of Common Stock (not including shares of Common Stock issuable upon exercise of outstanding stock options) constituting approximately 31% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each intends to vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the proposals described herein. The approval of these proposals is not assured. See "Principal Stockholders."

PROPOSAL  1

ELECTION  OF  DIRECTORS

GENERAL

The business of the Company is managed under the direction of a Board of Directors currently consisting of four directors: Ira Coron, Gregory F. Ehlinger, Standish H. O'Grady and David B. Wortman. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors is not, however, involved in the day-to-day operation of the Company. The Board of Directors is kept advised of the Company's business through regular reports and discussions with the Company's executive officers between meetings.

The Company's Restated Bylaws require that the Board of Directors have at least three members and that the Board of Directors may determine how many additional directors it will have.

MEETING  OF  THE  BOARD  OF  DIRECTORS

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of Directors met four times during the Company's fiscal year ended December 31, 1997. During 1997, each director attended all of the meetings of the Board of Directors and the committees of the Board of Directors of which each was a member.

COMPENSATION  OF  DIRECTORS

Though the first quarter of 1998, the Company paid Mr. Coron $4,000 per quarter plus expenses for his service as a director. Beginning with the second quarter of fiscal 1998, the Company will pay each non-employee director ("Independent Director") $3,750 per quarter plus expenses for service as a director. In addition, pursuant to the Made2Manage Systems, Inc. Stock Option Plan (the "Option Plan"), each Independent Director receives a stock option to purchase 20,000 shares of Common Stock on the date of election to the Board of Directors and a stock option to purchase 5,000 shares on each anniversary thereof so long as he or she is a director. Such options are exercisable at the fair market value of the stock on the date of grant and 25% of each option is exercisable on the first anniversary of the date of the grant and the remaining is exercisable at the rate of 1/48th of the amount granted each month thereafter.

During the year ended December 31, 1997, Messrs. Coron, Ehlinger and O'Grady each received stock options to purchase 5,000 shares at an exercise price of $5.75 per share.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Messrs. Coron and Ehlinger, reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee met twice during the fiscal year ended December 31, 1997. The Compensation Committee, currently composed of Messrs. Coron, Ehlinger and O'Grady, reviews and approves the compensation and benefits to be provided to the Company's executive officers, reviews general policy matters related to employee compensation and benefits and administers the Stock Option Plan and the Made2Manage Systems, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee met four times during the fiscal year ended December 31, 1997.

NOMINEES  FOR  DIRECTOR

The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the Company's Annual Meeting. Mr. O'Grady currently serves on the Board of Directors as the representative of Hambrecht & Quist, which provided venture capital financing to the Company. Mr. O'Grady is not standing for re-election in accordance with Hambrecht & Quist's policy to no longer require representatives on the board of directors once a portfolio company becomes publicly traded. Although no specific candidate has been identified, the Board of Directors intends on appointing additional Independent Directors to the Board during 1998. If appointed, these individuals would stand for re-election at the 1999 Annual Meeting of Stockholders.

IRA CORON, age 69, has been the Chairman of the Board of Directors of the Company since 1993. Mr. Coron has served as Chairman of California Amplifier, Inc. since March 1994 and served also as that Company's Chief Executive Officer until August 1997. From 1989 to 1994, he was an independent management consultant to several companies and venture capital firms. He retired from TRW, Inc. in 1989, after serving in numerous senior management positions since 1967, including Vice President and General Manager of TRW's Electronic Components Group. He is also a director of the Wireless Cable Association, and a director of CMC Industries. He is a graduate of The U.S. Military Academy with a B.S. engineering.

GREGORY F. EHLINGER, age ---35, has been a director of the Company since 1990. He has been a Vice President and Treasurer of Irwin Financial Corporation since 1992. From 1988 through 1992, Mr. Ehlinger was an associate of Miller Venture Partners. Mr. Ehlinger has a B.A. in economics and psychology and a M.B.A. from the University of Virginia.

DAVID B. WORTMAN, age 46, joined the Company in September 1993 as Senior Vice President and has served as President and Chief Executive Officer and a director since January 1994. Prior to joining the Company, Mr.Wortman held a succession of senior executive positions and served as a director of Pritsker Corporation, a computer software company he co-founded in 1973. Mr. Wortman is a past President of the Institute of Industrial Engineers and a recipient of its Outstanding Young Industrial Engineer award. He is Immediate Past President and a Director of the Indiana Software Association. Mr. Wortman holds B.S. and M.S. degrees in industrial engineering from Purdue University.

VOTE  REQUIRED

The members of the Board of Directors elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee receiving the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors.

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of the Company's nominees named above, each of whom is presently a director of the Company. If any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED
UNLESS  CONTRARY  INSTRUCTIONS  ARE  INDICATED  THEREON.

PROPOSAL  2

APPROVAL OF AUTOMATIC 5% YEARLY INCREASE IN THE NUMBER OF SHARES AVAILABLE AND RESERVED FOR ISSUANCE UNDER THE OPTION PLAN

As of March 2, 1998, there were a total of 1,800,000 shares of Common Stock reserved for issuance under the Option Plan, of which options to purchase 1,397,781 shares had been granted and 150,563 shares were reserved for future grants. In January 1998, the Board of Directors approved an amendment to the Option Plan which provides for an automatic annual increase in the number of shares available and reserved for issuance under the Option Plan beginning in 1999 and continuing until the Option Plan terminates in 2000. The Board believes that the automatic annual increase mechanism is in the best interests of the Company because it will provide an adequate reserve of shares for issuance under the Option Plan which can be used to attract and retain key employees.

This amendment provides that, on January 1 of 1999 and 2000, the number of shares available and reserved for issuance under the Option Plan will be increased by the number equal to 5% of the Base Shares (as defined below) calculated as of the last day of the preceding fiscal year. The "Base Shares" will equal the sum of (i) the number of shares of the Company's Common Stock outstanding on the last day of the preceding fiscal year and (ii) the number of shares of Common Stock reserved for issuance upon the exercise of options outstanding on the last day of the preceding fiscal year. Under the terms of the Option Plan, the number of shares available and reserved for issuance is also increased automatically by the number of any outstanding shares subject to issuance under options that have expired, terminated or become unexercisable for any reason.

The following example is intended to illustrate the operation of this amendment. If the amendment were in effect at the beginning of 1998, approximately 289,895 shares would have been added to the Option Plan on January 1, 1998. This number was calculated as follows: at December 31, 1997 there were 4,214,803 shares of Common Stock outstanding and 1,583,094 shares of Common Stock reserved for issuance upon the exercise of options outstanding providing a total of 5,797,897 Base Shares, 5% of which is 289,895. This number would then have been added to the number of shares available for issuance on December 31, 1997, resulting in 1,872,989 shares being available for option grants on January 1, 1998.

SUMMARY  OF  OPTION  PLAN

The summary of the Option Plan contained below is qualified in its entirety by reference to the Option Plan, a copy of which may be obtained by submitting a written request to the Secretary of the Company.

The Option Plan is administered by the Compensation Committee of the Board of Directors, which is composed solely of non-employee directors of the Company. Currently, Messrs. Coron, Elinger and O'Grady serve on the Compensation Committee. Participants in the Option Plan are employees, including officers of the Company, non-employee directors, independent contractors, consultants, vendors and suppliers to the Company, as may be determined from time to time by the Compensation Committee. There are 158 employees and three non-employee directors eligible to participate. Subject to the terms of the Option Plan, the Compensation Committee is authorized to determine the number of shares of Common Stock subject to each option granted thereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option. The Option Plan does, however, provide that non-employee directors will automatically be granted an option to purchase 20,000 shares of Common Stock upon becoming a member of the Board of Directors and each non-employee director annually will be granted an option to purchase 5,000 shares of Common Stock. Such options are exercisable at the fair market value of the Common Stock on the date of grant. Unless sooner terminated, the Option Plan will expire at the close of business on August 16, 2000.

Options granted under the Option Plan may be incentive stock options ("ISOs"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options that do not meet the requirements of Section 422 of the Code ("NQSOs"). ISOs may be granted only to employees of the Company. The per share exercise price of an ISO will be not less than 100% of the fair market value of the Common Stock on the date of the grant, except that the per share exercise price for ISOs granted to holders of 10% or more of the total combined voting power of all outstanding classes of stock of the Company ("10% Stockholders") will be not less than 110% of such fair market value. The per share exercise price of a NQSO will not be less than 85% of the fair market value of the Common Stock at the date of grant, except that the exercise price of all NQSOs granted to non-employee directors must be equal to the fair market value of the Common Stock on the date of the grant. In addition, for each participant, the maximum aggregate fair market value on the date of grant of all shares subject to ISOs first exercisable in any one year may not exceed $100,000.

Options will expire on a date determined by the Compensation Committee, provided that in the case of ISOs, the options will expire not more than ten years from the date of grant (five years in the case of ISOs issued to 10% Stockholders). If an option holder's service with the Company is terminated, whether by retirement or otherwise, options granted under the Option Plan generally will expire 30 days (or such longer period as the Board of Directors may approve) after the termination of employment or of service as a director, as the case may be, unless termination occurs as a result of death or permanent disability, in which case such options will expire one year after such event. Options are not transferable other than by will or the laws of descent and distribution.

Options granted under the Option Plan become exercisable with respect to 25% of the shares on the first anniversary of the date of grant and with respect to 1/48 of the shares in each of the next 36 consecutive months; provided, however, the Board of Directors or the Compensation Committee may change this vesting schedule. In the event of a merger of the Company with or into another corporation in which the Company does not survive or a sale of substantially all of the Company's assets, all outstanding options vest immediately and become fully exercisable, provided that if the Compensation Committee determines that such immediate vesting is not in the best interests of the Company, then all outstanding options shall be assumed or an equivalent option substituted by the successor corporation. If any options become exercisable immediately, the Compensation Committee must notify each holder that the option is exercisable for a period of not less than 10 or more 60 days from the date of the notice and that all options not exercised by such date will terminate.

The Option Plan contains anti-dilution provisions authorizing appropriate adjustments in the outstanding options in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are terminated for any reason are available for further grants. No shares of Common Stock of the Company may be issued to any optionee until the full option price has been paid. The option price may be paid by personal check, by bank or cashier's check or in such other form of lawful consideration as the Board of Directors or Compensation Committee may determine, including Common
Stock  of  the  Company  or  a  promissory  note.

The Board of Directors may, at its discretion, amend the Option Plan; provided, that no amendment shall materially affect the rights of any participant without such participant's prior consent. In addition, any amendment which increases the number of shares of Common Stock available for grant under the Option Plan, changes the formula for determining the exercise price or the maximum term of options that may be granted under the Option Plan or materially lessens the requirements for participation in the Option Plan must be approved by the stockholders of the Company.

The Company has filed a registration statement registering the shares of Common Stock issued under the Option Plan. Accordingly, subject to certain restrictions, those shares may be publicly traded upon issuance.

PARTICIPATION  IN  THE  OPTION  PLAN

To date, options to purchase an aggregate of 1,649,437 shares of Common Stock (net of forfeitures) have been granted under the Option Plan and an aggregate of 251,656 shares have been purchased pursuant to option grants. During the fiscal year ended December 31, 1997, the Company granted options to purchase 293,000 shares of Common Stock under the Option Plan at an average exercise price per share of $6.12. The table on page 11 sets forth the options granted
during  1997.    At  March 2, 1998 the closing market price as reported by The
Nasdaq Stock MarketSM of the underlying shares was $10.00 per share and the aggregate market value of all shares underlying outstanding options was $16,494,370.

CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  PLAN

The following is a brief summary of the Federal income tax aspects of grants made under the Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

Incentive  Stock  Options
The participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of shares received upon the exercise of an option after the later of two years from the date of grant and one year after the issuance of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of any ISO over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and
(ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option.

Non-Qualified  Stock  Options
With respect to NQSOs (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

VOTE  REQUIRED

The affirmative vote of a majority of the votes cast will be required to approve the amendment to the Option Plan.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE OPTION PLAN.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such Reporting Persons are required by regulations of the Commission to furnish the Company with copies of all such filings.

Based solely on a review of copies of reports filed by the Reporting Persons pursuant to Section 16(a) of the Exchange Act, or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that all Reporting Persons complied with all Section 16(a) requirements in the fiscal year ended December 31, 1997, except that Mr. O'Grady filed one Form 4 late reporting one purchase transaction.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS

The following table sets forth, as of March 2, 1998, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, as defined below, and (iv) all directors and executive officers of the Company as a group.




                                                                  NUMBER OF SHARES    PERCENT OF
                                                                  OF COMMON STOCK     COMMON STOCK
                                                                  BENEFICIALLY OWNED  OUTSTANDING (1)
NAME (1)(2)
Entities affiliated with Hambrecht & Quist Group (3) . . . . . .           1,210,599            28.5%
Fleet Financial Group (4). . . . . . . . . . . . . . . . . . . .             232,500             5.5
J. Irwin Miller (5). . . . . . . . . . . . . . . . . . . . . . .             229,328             5.4
Ira Coron (6). . . . . . . . . . . . . . . . . . . . . . . . . .              87,609             2.0
Gregory F. Ehlinger (7). . . . . . . . . . . . . . . . . . . . .              19,874               *
Standish H. O'Grady (8). . . . . . . . . . . . . . . . . . . . .           1,251,473            29.4
David B. Wortman (9) . . . . . . . . . . . . . . . . . . . . . .             152,395             3.5
Oliver C. Fowler (10). . . . . . . . . . . . . . . . . . . . . .              56,249             1.3
Stephen R. Head (11) . . . . . . . . . . . . . . . . . . . . . .              23,333               *
Gary W. Rush (12). . . . . . . . . . . . . . . . . . . . . . . .              64,791             1.5
Joseph W. Swern (13) . . . . . . . . . . . . . . . . . . . . . .              36,875               *
All Directors and executive officers as a group (9 persons) (14)           1,721,839            37.0

__________________
*        Less  than  1%  of  outstanding  Common  Stock.
 (1)        Except  as  indicated in the footnotes to this table and pursuant to applicable community property  laws,  the  Company  believes  that  the  persons  named  in the table have sole voting and investment  power  with  respect  to  all  shares  of  Common  Stock.
(2)        The  business  address  of  all directors and executive officers is in care of Made2Manage
Systems,  Inc.,  9002  Purdue  Road,  Indianapolis,  IN  46268.
(3)      Consists of 33,355 shares of Common Stock owned by Hamco Capital Corporation; 623,405 shares of  Common  Stock  owned by H&Q London Ventures; 202,614 shares of Common Stock owned by Ivory & Sime
Enterprise  Capital, plc; 287,044 shares of Common Stock owned by Hambrecht & Quist California; 1,730 shares of Common Stock owned by Hambrecht & Quist Venture Partners; and 62,451 shares of Common Stock owned  by Hambrecht 1980 Revocable Trust. All of the aforementioned entities (the "H&Q Entities") are controlled,  directly  or  indirectly,  by  Hambrecht  & Quist Group. The address for each of the H&Q
Entities  is  One  Bush  Street,  San  Francisco,  California,  94104.
(4)        The  address of Fleet Financial Group is One Federal Street, Boston, Massachusetts, 02110.
(5)        The  address  of  J.  Irwin  Miller  is  301  Washington  Street, Columbus, Indiana 47201.
(6)    Includes 87,540 shares of Common Stock issuable upon the exercise of options within 60 days of
March  2,  1998.
(7)     Includes 4,749 shares of Common Stock issuable upon the exercise of options within 60 days of
March  2,  1998.
(8)      Includes 1,210,599 shares of Common Stock owned by the H&Q Entities. Mr. O'Grady, a director of  the Company, is a Managing Director of Hambrecht & Quist Group, and accordingly may be attributed beneficial  ownership  of the shares of Common Stock owned by the H&Q Entities. Mr. O'Grady disclaims beneficial  ownership of the shares of Common Stock held by the H&Q Entities, except to the extent of his pecuniary interest therein. Also includes 3,687 shares of Common Stock issuable upon the exercise of  options  within  60  days  of  March  2,  1998.
(9)      Includes 102,395 shares of Common Stock issuable upon the exercise of options within 60 days of  March  2,  1998.
(10)      Includes 56,249 shares of Common Stock issuable upon the exercise of options within 60 days of  March  2,  1998.
(11)      Includes 23,333 shares of Common Stock issuable upon the exercise of options within 60 days of  March  2,  1998.
(12)      Includes 60,791 shares of Common Stock issuable upon the exercise of options within 60 days of  March  2,  1998.
(13)      Includes 36,875 shares of Common Stock issuable upon the exercise of options within 60 days of  March  2,  1998.
(14)     Includes 400,859 shares of Common Stock issuable upon the exercise of options within 60 days of  March  2,  1998.

EXECUTIVE  COMPENSATION

The following table sets forth the total annual compensation paid to, or for the account of, the Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997 (collectively, the "Named Executive Officers").



SUMMARY  COMPENSATION  TABLE


                                                                 LONG-TERM
                                                                 Compensation
                                                                 Awards        All
                                                 ANNUAL
                                              COMPENSATION        OPTIONS       OTHER
NAME AND PRINCIPAL
POSITION. . . . . . . . .  YEAR              SALARY     BONUS    (# OF SHARES
                           COMPENSATION (1)
David B. Wortman. . . . .              1997  $150,000   $61,253        30,000  $ 2,789
  President and Chief . .              1996   140,000    48,151        75,000    2,531
  Executive Officer

Oliver C. Fowler. . . . .              1997   110,000    63,240        15,000    2,520
  Vice President, Sales .              1996   100,000    44,287        25,000    2,262

Stephen R. Head . . . . .              1997   110,000    37,548            --    1,917
  Vice President, Finance              1996     9,167(2)     --        70,000       --
  and Administration
  Chief Financial Officer
  Secretary and Treasurer

Gary W. Rush
  Vice President, . . . .              1997   100,000    32,534        20,000    1,986
  Development . . . . . .              1996    90,000    27,244        62,000    2,136

Joseph S. Swern . . . . .              1997   102,000    34,817        20,000    2,013
  Vice President, . . . .              1996    92,000    30,150        20,000    1,246
  Services and Support

 __________________
(1)          Consists  of  Company  matching contributions to the 401(k) plan and life insurance  premiums.
(2)        Mr.  Head  joined  the  Company  in  December  1996.



OPTION  GRANTS  IN  LAST  FISCAL  YEAR

The  following  table sets forth certain information concerning grants of stock options during 1997 to (i) each of the
Named  Executive  Officers,  (ii)  all  current executive officers as a group, (iii) all current directors who are not executive  officers  as  a  group,  and  (iv)  all  employees,  not  including  executive  officers,  as  a  group.


                                                                                Potential           Potential
                                                                                Realizable          Realizable
                                                                                Value at Assumed    Value at Assumed
                           Number of    % of Total                              Annual Rates of     Annual Rates of
                           Securities   Options                                 Stock Price         Stock Price
                           Underlying   Granted to   Exercise                   Appreciation for    Appreciation for
                           Options      Employee     Price          Expiration  Option Term (3)     Option Term (3)
                           Granted (1)  in Year       ($/Share)(2)  Date                        5%                 10%

David B. Wortman. . . . .       30,000        10.2%  $       5.75      1/29/07  $         108,484   $         274,921
Oliver C. Fowler. . . . .       15,000         5.1           5.75      1/29/07             54,542             137,460
Stephen R. Head . . . . .           --          --             --           --                 --                  --
Gary W. Rush. . . . . . .       20,000         6.8           5.75      1/29/07             72,323             183,280
Joseph S. Swern . . . . .       20,000         6.8           5.75      1/29/07             72,323             183,280
All current executive
  officers as a group . .      105,000        35.9             NA           NA                 NA                  NA
All current directors who
  are not executive
  officers as a group . .       15,000         5.1             NA           NA                 NA                  NA
All employees,
  not including
  executive officers,
  as a group. . . . . . .      173,000        59.0             NA           NA                 NA                  NA

___________
 (1)    Options granted under the Option Plan become exercisable over a four-year period, 25% on the first anniversary of  the  date  of  grant and 1/48 of the total each month thereafter, with vesting subject to the employee's continued
employment.  The  exercise of the options may be accelerated in the event of certain occurrences including the sale of the  Company.
(2)        All options were granted at fair market value as determined by the Board of Directors of the Company on the date  of  grant  based upon a third-party valuation. The exercise price may in some cases be paid by delivery of other shares  or  by  offset  of  the  shares  subject  to  the  options.
(3)          The  5%  and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the
Securities  and  Exchange  Commission.  There can be no assurance provided to any Named Executive Officer or any other holder  of  the Company's securities that the actual stock price appreciation over the ten year option term will be at the  assumed  5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over  the  option  term,  no  value  will  be  realized  from  the option grants made to the Named Executive Officers.



AGGREGATE  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR  AND
FISCAL  YEAR  END  OPTION  VALUES

The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers at December
31,  1997.

                                                     NUMBER OF
                   SHARES                            SECURITIES UNDERLYING    VALUE OF
                  ACQUIRED                           UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                    ON           VALUE               AT DECEMBER 31, 1997     AT DECEMBER 31, 1997 (2)
                  EXERCISE (#)  REALIZED ($)(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
David B. Wortman            --  $             --       83,644         76,356  $    497,028  $      266,527
Oliver C. Fowler            --                --       45,312         44,688       293,966         202,684
Stephen R. Head.            --                --       17,500         52,500        39,550         118,650
Gary W. Rush . .         4,000            22,200       47,040         58,960       248,178         216,382
Joseph S. Swern.            --                --       26,458         43,542       159,732         172,468

_____________
 (1)        Based on the fair market value of the Company's Common Stock on the date of exercise, less the exercise  price  payable  for  such  shares.
(2)         Based of the fair market value of the Company's Common Stock at December 31, 1997 of $7.56 per
share  less  the  per  share  exercise  price.

COMPENSATION  COMMITTEE  REPORT

The Compensation Committee of the Company's Board of Directors (the "Committee") has the exclusive authority to establish the base salary of the Chief Executive Officer ("CEO") and the executive officers of the Company and to administer the Company's Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs for the CEO and the other executive officers each fiscal year.

For the 1997 fiscal year, the process utilized by the Committee in determining executive compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Committee were executive management surveys conducted by the Company, third party compensation surveys disclosing executive compensation programs in place at similar companies, and the recommendations of the Company's CEO.

GENERAL  COMPENSATION  POLICY

The Company's primary objective is to maximize stockholder value. This objective requires the Company to develop, market and sell superior products and to provide services that offer cost-effective solutions to customers. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon the Company's overall performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

BASE  SALARY

The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

ANNUAL  CASH  BONUSES

The Company maintains annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. For the executive officers, bonuses are based completely or primarily on Company-wide performance targets. In setting performance targets, the Committee considered the Company's historical performance and expectations related to operating results. Incentive compensation is subject to adjustment based on a combination of financial factors, including attainment of personal objectives, total revenues, pre-tax earnings and cash flow.

Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets established for financial performance and personal objectives.

LONG-TERM  INCENTIVE  COMPENSATION

During fiscal 1997, the Committee, in its discretion, granted options to the executive officers under the Option Plan. Generally, a grant is made in the year an officer commences employment. Grants may or may not be made in subsequent years. Generally, the size of the initial grant and each subsequent grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion and, for subsequent grants, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date). The option vests in periodic installments, generally over a four year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

BENEFITS

Benefits offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death and are the same as those offered to all the Company's regular employees.

In 1994, the Company established a tax-qualified cash or deferred profit sharing plan (the "401(k) Savings Plan") covering all of the Company's eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 15% of their annual compensation subject to a statutory maximum. The Company provides a matching contribution under the 401(k) Savings Plan of 25% of the first 6% of an employee's annual compensation contributed. The 401(k) Savings Plan is designed to qualify under
Section 401 of the Internal Revenue Code so that contributions by employees or by the Company to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in Company selected diversified and money-market investments based on the election of each employee.

CEO  COMPENSATION

The annual base salary for Mr. Wortman, the Company's President and Chief Executive Officer, was established by the Committee as of January 1997. The Committee's decision to increase Mr. Wortman's salary was made primarily on the basis of Mr. Wortman's personal performance of his duties and gave consideration to compensation survey information of similar companies.

The cash incentive component of the Mr. Wortman's fiscal year compensation was entirely dependent upon the Company's financial performance and provided no dollar guarantees. The bonus paid to Mr. Wortman for the fiscal year 1997 was based on the Company's financial performance relative to established financial targets. An option grant was made to Mr. Wortman during the 1997 fiscal year and was intended to create an incentive for Mr. Wortman to take actions to increase the value of the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

TAX  LIMITATION

As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Since it is not expected that the compensation to be paid to the Company's executive officers for the 1998 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

Compensation  Committee

Ira  Coron
Gregory  F.  Ehlinger
Standish  H.  O'Grady

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

The Compensation Committee of the Company's Board of Directors was formed in January 1997, and the members of the Compensation Committee are Messrs. Coron, Ehlinger and O'Grady. None of these individuals was at any time during 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPARATIVE  PERFORMANCE  GRAPH

The following graph compares the cumulative total return on the Company's Common Stock during the period from the Company's initial public offering on December 19, 1997 through December 31, 1997, with NASDAQ Computer and Data Processing Services Stocks (the "Computer Index") and the cumulative total return on the NASDAQ Stock Market - U.S. Companies Index (the "NASDAQ U.S. Index"). The comparison assumes $100.00 was invested in the Company's Common Stock and in each of the indices and assumes any dividends were reinvested.

COMPARISON  OF  CUMULATIVE  TOTAL  RETURN


                                [GRAPH]

                            Made2Manage     Nasdaq         Computer
                            Systems, Inc.   U.S. Index     Index
12/19/97                       $100.00        $100.00       $100.00
12/31/97                       $100.84        $102.95       $103.55

                               12/19/97          12/31/97
Made2Manage Systems, Inc.      $100.00           $100.84
Nasdaq U.S. Index              $100.00           $102.95
Computer Index                 $100.00           $103.55

INDEPENDENT  ACCOUNTANTS  AND  AUDIT  MATTERS

The firm of Coopers & Lybrand L.L.P. has audited the accounts of the Company since 1988. In addition, the firm has rendered other services during that time. The Board of Directors has not yet selected an accounting firm for fiscal year 1998 but, consistent with prior practice, anticipates making such selection before December 31, 1998.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER  PROPOSAL  FOR  1999  ANNUAL  MEETING

An eligible stockholder who desires to have an qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 1999 Annual Meeting of Stockholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than December 31, 1998. A stockholder must have been a record or beneficial owner of at least one percent of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $1,000, for a period of at least one year prior to submitting the proposal, and the stockholder must continue to hold the shares through the date on which the meeting is held.

OTHER  BUSINESS

The Board of Directors knows of no other business that will come before the Annual Meeting for action except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies in the enclosed proxy will have discretionary authority to act in their best judgment.

APPENDIX  A

MADE2MANAGE  SYSTEMS,  INC.
STOCK  OPTION  PLAN

     This document sets out the terms of the Made2Manage Systems, Inc. Stock Option Plan, as adopted on August 16, 1990; amended as of November 21, 1997; and, contingent on stockholder approval, amended as of April 22, 1998.

     1. Purpose of the Plan. The Made2Manage Systems, Inc. Stock Option Plan is intended to promote the growth of the Company by attracting and motivating key employees, directors, consultants, independent contractors, vendors, suppliers, and other persons whose efforts are deemed worthy of encouragement through the incentive effects of stock options.

     2.    Definitions. As used herein, the following definitions shall apply:

     (1) "Board" shall mean the Committee, if one has been appointed, or, if no Committee has been appointed, the Board of Directors of the Company.

     (2) "Code" shall mean the Internal Revenue Code, the rules and regulations promulgated thereunder, and the interpretations thereof, all from time to time in effect.

     (3) "Committee" shall mean the Committee, if any, appointed by the Board of Directors in accordance with Section 3(a) and consisting solely of two or more Non-Employee Directors.

     (4)        "Common  Stock"  shall  mean  the Common Stock of the Company.

     (5) "Company" shall mean Made2Manage Systems, Inc., an Indiana corporation.

     (6) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services.

     (7) "Continuous Status" shall mean the absence of any interruption or termination of service as an Employee, Consultant, or other person providing services on a regular basis to the Company or its Parent or any Subsidiary. Continuous Status shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is provided or guaranteed by contract or statute.

     (8) "Director" shall mean any person serving on the Board of Directors.

     (9) "Employee" shall mean any person, including Officers and Directors, employed by the Company or its Parent or any Subsidiary. The payment or a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (10) "Fair Market Value" shall mean the average of the closing bid and asked prices of a share of Common Stock, as reported by The Wall Street Journal (or, if not reported, as otherwise quoted by the National Association of Securities Dealers through NASDAQ), on the date of the grant the Option, or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the closing price on such System or such exchange on the date of the grant of the option, as reported in The Wall Street Journal. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on the date of the grant of the option shall be determined, in good faith, by the Board or the Committee and such determination shall be conclusive for all purposes. The Board or Committee shall take into account such factors affecting value as it, in its sole and absolute discretion, may deem relevant.

     (11) "Non-Employee Director" shall mean any Director of the Company who is not an Employee of the Company or its Parent or any Subsidiary.

     (12) "Officer" shall mean any person, which may include directors, employed by the Company or its Parent or any Subsidiary who has been elected an officer by the respective board of directors.

     (13) "Option" shall mean stock options issued pursuant to the Plan. Options may be either "Incentive Options," which are defined as Options intended to meet the requirements of Section 422 of the Code, or "Nonqualified Options," which are defined as options not intended to meet such requirements of the Code.

     (14) "Option Agreement" shall mean the written agreement setting forth the terms and conditions of an option.

     (15) "Optioned Stock" shall mean the Common Stock subject to an Option.

     (16)        "Optionee"  shall  mean  a  person  who  receives  an Option.

     (17) "Parent" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (18) "Participant" shall mean a person to whom an Option has been granted.

     (19) "Plan" shall mean this Made2Manage Systems, Inc. Stock Option Plan (1990), as set forth in this instrument, as it is amended from time to time.

     (20) "Share" shall mean a share of Common Stock, as may be adjusted in accordance with Section 6 below.

     (21) "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3.        Administration  of  the  Plan.

      (a) By the Board of Directors or by the Committee. The Plan shall be administered by the Board of Directors or, if appointed, by a Committee. The Board and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Plan, or in order that any Option that is intended to be an Incentive Option will be classified as an incentive stock option under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted committee is not appointed and serving.

     (b) Actions of the Board and the Committee. All actions taken and all interpretations and determinations made by the Board or by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Board or the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Board or the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

     (c) Powers of the Board and the Committee. Subject to the provisions of the Plan, the Board and, if appointed, the Committee shall have the authority, in their discretion: (i) to determine, upon review of the relevant information, the Fair Market Value of the Common Stock; (ii) to determine the persons to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares to be represented by each Option, and the exercise price per share; (iii) to interpret the Plan; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; (v) to determine whether an option granted shall be an Incentive Option or a Nonqualified Option and to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend each option, including reductions in the exercise price thereof; (vi) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     4.        Eligibility  and  Participation.

     (a) Eligibility. Grants of Options may be made to any Employee or Consultant (which may include officers and/or Directors) of the Company or of its Parent or Subsidiary, any Non-Employee Director (according to the terms provided in Section 4(c)), or any independent contractor, vendor, supplier, or any other person providing services to the Company or a Parent or Subsidiary whose efforts are deemed worthy of encouragement by the Board; provided, however, an Incentive Option may be granted only to an Employee.

     (b) Participation by Director. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board and may be counted as part of an action by unanimous written consent during or with respect to which action is taken to grant Options to him.

 (c)        Formula  Grants  to  Non-Employee  Directors.

     (i) Initial Grants and Annual Grants for Non-Employee Directors Entitled to Initial Grants. If an individual first becomes a Non-Employee Director after November 21, 1997, he or she shall automatically be granted an option to purchase 20,000 shares of Common Stock. Such grant shall be effective as of the date on which the individual becomes a Non-Employee Director, and the option shall become exercisable (i) with respect to 1/4 of the shares subject to the option on the first anniversary of the effective date of the grant and (ii) with respect to 1/48th of the shares initially subject to the option on the same day of the month as the first anniversary in each of the 36 consecutive months immediately following the month in which such anniversary occurs. Each Non-Employee Director entitled to an initial grant pursuant to this paragraph shall also automatically be granted an option to purchase 5,000 shares of Common Stock on each anniversary of the date on which he or she first becomes a Non-Employee Director. An option granted pursuant to the preceding sentence shall become exercisable (i) with respect to 1/4 of the shares initially subject to the option on the first anniversary of the effective date of such grant and (ii) with respect to 1/48th of the shares subject to the option on the same day of the month as the first anniversary in each of the 36 consecutive months immediately following the month in which such anniversary occurs.

     (ii) Other Annual Grants. Each Non-Employee Director not entitled to a grant of an option to purchase 20,000 pursuant to the preceding paragraph shall automatically be granted an option to purchase 5,000 shares of Common Stock on the first anniversary of the most recent grant of options to directors before November 21, 1997, and an option to purchase an additional 5,000 shares of Common Stock on each anniversary of such date. Options granted pursuant to this subparagraph (ii) shall become exercisable with respect to 1/4 of the shares granted pursuant to the option on the first anniversary of the effective date of the grant and with respect to 1/48th of the shares initially subject to the option on the same day of the month as the first anniversary in each of the 36 consecutive months immediately following the month in which such anniversary occurs.

     (iii) Eligibility for Grants. A Non-Employee Director shall be eligible for a grant pursuant to this Section 4(c) only if he or she is a Non-Employee Director on the effective date of the grant.

     (iv) Termination of Option. Options granted pursuant to this Section 4(c) shall terminate on the earliest of (i) ten years after the effective date of the grant, (ii) thirty (30) days after the Non-Employee Director's cessation of Continuous Status, or (iii) such earlier date as required by another provision of this Plan.

     (v) Option Price. The option price for each share of Common Stock granted to a Non-Employee Director pursuant to this Section 4(c) shall be its Fair Market Value on the effective date of the grant.

     5.        Exercise  Price  Consideration  and  Form  of Option Agreement.

     (a) Exercise Price. The exercise price of any Incentive Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option. The exercise price of a Nonqualified Option shall not be less than eighty-five percent
(85%) of the Fair Market Value on the date of the grant of the option. If an Incentive Option is granted to an Optionee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or any Subsidiary, the exercise price of such Incentive Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Company's Common Stock on the date of the grant of such option.

     (b) Consideration. The exercise price shall be paid in full, at the time of exercise of the Option, by personal or bank cashier's check or in such other form of lawful consideration as the Board of Directors or the Committee may approve from time to time, including, without limitation, the transfer of outstanding shares of Common Stock or the withholding of Optioned Stock as provided in Section 7(c) or the Optionee's promissory note in form satisfactory to the Company and bearing interest at a rate of not less than 6% per annum.

     (c) Form of Option Agreement. Each option shall be evidenced by an Option Agreement specifying the number of shares which may be purchased upon exercise of the option and containing such terms and provisions as the Board or the Committee may determine, subject to the provisions of the Plan.

     6.        Shares  of  Common  Stock  Subject  to  the  Plan.

     (a) Number. The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall be 1,800,000, subject to adjustment as provided herein. On January 1, 1999, and January 1, 2000, the number of shares reserved for issuance pursuant to the preceding sentence shall be increased by a number equal to 5% of the Base Shares (as defined below), calculated as of the last day of the preceding fiscal year. The number of Base Shares as of a date shall be equal to the sum of (i) the number of shares of Common Stock outstanding on such date and (ii) the number of shares of Common Stock reserved for issuance upon the exercise of options outstanding as of such date. To the extent that any Option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable, the shares subject to such Option shall thereafter be available for future grants under the Plan.

      (b) Capital Changes. Except as hereinafter provided, no adjustment shall be made in the number of shares of Common stock issued to a Participant, or in any other rights of the Participant upon exercise of an Option, by reason of any dividend, distribution, or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Option. In the event any change is made to the shares of Common Stock (whether by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Options, and in the exercise price of such shares; and (ii) the aggregate number of shares which may be made subject to Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

     7.        Exercise  of  Stock  Options.

     (a) Time of Exercise. Subject to the provisions of the Plan, including without limitation Section 7(d) and Section 8, the Board or the Committee, in its discretion, shall determine the time when an Option, or a portion of an Option, shall become exercisable, and the time when an Option, or a portion of an Option, shall expire; provided, however, that (i) an Incentive Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted; and (ii) any Incentive Option granted to any person who owns shares possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or of its Parent or a Subsidiary shall have a term not to exceed five (5) years. Such time or times shall be set forth in the Option Agreement evidencing such Option.

     (b) Notice of Exercise. An Optionee electing to exercise an Option shall give written notice to the Company, as specified by the Option Agreement, of his/her election to purchase a specified number of shares, such notice shall be accompanied by the instrument evidencing such Option and any other documents required by the Company, and shall tender the exercise price of the shares he/she has elected to purchase. If the notice of election to exercise is given by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver shares pursuant to such exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the Option.

     (c) Exchange of Outstanding Stock or Optioned Stock. As part or full payment for the exercise of an Option, the Board, in its sole discretion, may permit an Optionee (i) to surrender to the Company shares of Common Stock previously acquired by the Optionee at least six (6) months prior to such surrender or (ii) to authorize the Corporation to withhold Optioned Stock. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise of the option.

      (d) Termination of Continuous Status Before Exercise. If a Participant's Continuous Status with the Company or its Parent or any Subsidiary shall cease for any reason (other than the Participant's death, retirement, or disability as provided below), any Option then held by the Participant or his/her estate, to the extent then exercisable, shall remain exercisable after such cessation of the Continuous Status for a period of thirty (30) days commencing upon the date of such cessation (or such longer period as the Board may allow, either in the form of Option Agreement or by Board action). If the Option is not exercised during this period it shall be deemed to have been forfeited and be of no further force or effect. Notwithstanding the exercise period hereinabove described, if the holder of an option (i) is terminated for "cause" (as hereinafter defined) or (ii) is terminated due to his expropriation of Company property (including trade secrets or other proprietary rights), the Board shall have the authority, by notice to the holder of an Option, to immediately terminate such Option, effective on the date of termination, and such Option shall no longer be exercisable to any extent whatsoever. As used herein, "cause" shall mean that the holder of an Option has willfully and intentionally engaged in material misconduct, gross neglect of duties or grossly negligent failure to act which materially and adversely affects the business or affairs of the Company, or has committed any act of fraud or any act not approved by the Board involving any material conflict of interest or self-dealing adverse to the Company, or has been convicted of a felony or any offense involving moral turpitude, or has unreasonably failed to comply with any reasonable direction from the Board or its Chairman with respect to a major policy decision affecting the Company, issued pursuant to its authority under the By-Laws of the company, which direction is approved by a majority of the Board.

     (e) Death. If a Participant dies at a time when he is entitled to exercise an Option, then at any time or times within twelve (12) months after his/her death (or such further period as the Board may allow) such option may be exercised, as to all or any of the shares which the Participant was entitled to purchase immediately prior to his/her death by his/her executor or administrator or the person(s) to whom the Option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such Option will expire at the end of such period. In no event, however, may any Option be exercised after the expiration of the term.

     (f) Retirement and Disability. If a Participant retires from service at age 65 or older or retires before age 65 with the consent of the Board of Directors or becomes disabled (within the meaning of Section 105(d) (4) of the Code) at a time when he is entitled to exercise an Option, then, at any time or times within thirty (30) days of the date of such retirement or within twelve (12) months of the date of such disability, he may exercise such Option as to all or any of the shares which he was entitled to purchase under such Option immediately prior to such retirement or disability. Except as so exercised, such Option shall expire at the end of such period. In no event, however, may any Option be exercised after the expiration of its term.

     (g) Disposition of Terminated Stock Options. Any shares of Common Stock subject to Options which have been terminated as provided above shall not thereafter be eligible for purchase by the Participant but shall again be available for grant by the Board to other Participants.

     8. Special Provisions Relating to Incentive Options. The Company shall not grant Incentive Options under the Plan to any Optionee to the extent that the aggregate Fair Market Value of the Common Stock Covered by such Incentive Options which are exercisable for the first time during any calendar year, when combined with the aggregate Fair Market Value of all stock covered by Incentive Options granted to such optionee after December 31, 1986 by the Company, its Parent or a Subsidiary thereof which are exercisable for the first time during the same calendar year, exceeds $100,000. Incentive Options shall be granted only to persons who, on the date of grant, are Employees of the Company or its Parent or Subsidiary.

     9. No Contract of Employment. Unless otherwise expressed in a writing signed by an authorized officer of the Company, all Employees of the Company are for an unspecified period of time and are considered to be "at-will employees." Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company, its Parent or any Subsidiary, nor shall it limit or restrict in any way the right of the Company, its Parent or any such Subsidiary to discharge the Participant at any time for any reason whatsoever, with or without cause.

     10. No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to an option.

     11. Nontransferability of Options; Death of Participant. No option acquired by a Participant under the Plan shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution, and such Options are exercisable, during his lifetime, only by Optionee. Subject to Section 7(e), in the event of Optionee's death, the Option may be exercised by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor(s) in interest determined under the Participant's will or under the applicable laws of descent and distribution.

     12.        Liquidation  or  Merger  of  the  Company.

     (a) Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option, as to all or any part of the Shares covered by an Option, including Shares as to which the option would not otherwise be exercisable.

     (b) Sale of Assets Merger or Consolidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation in a transaction in which the Company does not survive, all Options shall vest immediately and may be fully exercised without regard to the normal vesting schedules of the Options; provided, however, that if the Board determines, after giving due consideration to the effects of any such sale, merger, or consolidation on the Employees of the Company, that such immediate vesting is not in the best interests of the Company, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the Option becomes fully exercisable immediately, the Board shall notify the Optionee that the option shall be fully exercisable for a period of not less than ten (10) nor more than sixty (60) days from the date of such notice and, if such Option shall not be exercised, the Option shall terminate upon the expiration of such period and be of no further force or effect.

     13. Amendments; Discontinuance of Plan. The Board may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable for any reason, including satisfying the requirements of any law or regulation or any change thereof; provided, however, that no such action shall adversely affect the rights and obligations with respect to Options at any time outstanding under the Plan; and provided further, that no such action shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock that may be made subject to options (unless necessary to effect the adjustments required by Section 6(b)), (b) change the formula for determining the exercise price or the maximum term of Options that may be granted under the Plan or (c) materially lessen the requirements as to eligibility for participation in the Plan. No such amendment shall materially adversely affect the rights of any Participant under any Option previously granted without such Participant's prior consent.

     14. Registration of Optioned Shares. The Options shall not be exercisable unless the purchase of such Optioned Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Company, the proposed purchase of such Optioned Shares would be exempt from the registration requirements of the Securities Act of 1933, as amended.

     15.        Withholding  Taxes;  Satisfied by Withholding Optioned Shares.

     (a) General. The Company, its Parent, or any Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, its Parent, or any Subsidiary is required by law or regulation of any governmental authority, whether Federal, state, or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, requiring the Optionee to pay such tax at the time of exercise or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or, at the Company's sole discretion, canceling any portion of such issuance of Common Stock in any amount sufficient to reimburse itself for the amount it is required to so withhold.

     (b) Satisfying Taxes by Withholding Optioned Shares. Option Agreements under the Plan may, at the discretion of the Board, contain a provision to the effect that all Federal and state taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Option Shares which, valued at Fair Market Value on the date or exercise, would be equal to the total withholding obligation of the Optionee for the exercise of such Option; provided, however, that if the Company is a public reporting corporation, no person who is an "officer" of the Company as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934 may elect to satisfy the withholding of Federal and state taxes upon the exercise of an Option by the withholding of Optioned Shares unless such election is made either (i) at least six months prior to the date that the exercise of the Option becomes a taxable event or
(ii) during any of the periods beginning on the third business day following the date on which the Company issues a news release containing the operating results of a fiscal quarter or fiscal year and ending on the twelfth business day following such date. Such election shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery, or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all Option exercises which occur during the twelve-month period following election.

     16. Effective Date and Term of Plan. The Plan is effective as of the date of adoption by the Board and Options may be granted at any time on or after such date; provided, however, that the Plan shall terminate if the stockholders of the Company do not approve and adopt it within twelve (12) months of such date. No Options shall be granted subsequent to ten years after the effective date of the Plan; however, Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan until exercised or terminated in accordance with the Plan or the respective Option Agreements.

Appendix  B
MADE2MANAGE  SYSTEMS,  INC.

PROXY  FOR  THE  ANNUAL  MEETING  OF  STOCKHOLDERS
TO  BE  HELD  ON  APRIL  22,  1998

THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS

The undersigned holder(s) of shares of Common Stock of Made2Manage Systems, Inc. (the "Company") hereby constitutes and appoints Ira Coron, Stephen R. Head and David B. Wortman, and each of them, with full power of substitution and revocation, as proxy to appear and to vote the shares of Common Stock of Made2Manage Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Embassy Suites Hotel - North, 3912 Vincennes Road, Indianapolis, Indiana on April 22, 1998, at 10:00 a.m. (Eastern Standard Time) and any adjournment or adjournments thereof.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER(S). IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ON THE REVERSE AND FOR THE AUTOMATIC 5% YEARLY INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE AND RESERVED FOR ISSUANCE UNDER THE MADE2MANAGE SYSTEMS, INC. STOCK OPTION PLAN. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD OF DIRECTORS MAY RECOMMEND. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.
                (TO BE CONTINUED AND SIGNED ON REVERSE SIDE)

1. The election of the following nominees as directors of the Company (except as marked to the contrary), each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death: Nominees: Ira Coron, Gregory
F. Ehlinger, David  B.  Wortman.
/  /  FOR ALL NOMINEES LISTED AT RIGHT    /  /  WITHOLD AUTHORITY TO VOTE FOR
                                                ALL NOMINEES LISTED AT RIGHT

YOU  MAY  WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT HIS NAME.

2. Approval of an automatic 5% yearly increase in the number of shares of Common Stock available and reserved for issuance under the Made2Manage Systems, Inc. Stock Option Plan.
     /  /  FOR    /  /  AGAINST    /  /  ABSTAIN

IN  THEIR  DISCRETION,  THE  PROXIES  ARE  AUTHORIZED  TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 2, 1998, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of Common Stock of Made2Manage Systems, Inc. the undersigned is entitled to vote at the Annual Meeting.

PLEASE  RETURN  THIS  CARD  IN  THE  ENCLOSED  ENVELOPE  BY APRIL 21, 1998.

___________________________________
Signature  of  Shareholder

___________________________________
Signature  of  Shareholder

Dated:  ____________________________, 1998

Note:
Please sign your name exactly as it appears on the envelope in which this card was mailed. If shares of Common Stock are registered in two names, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your full title. If signer is a corporation, please sign the full corporate name by authorized officer.